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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of GoTo.Com, Inc. dated as of February 4, 2000 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

         This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.


Date:  February 4, 2000


                                    LOUIS M. BACON



                                    By:      /S/ STEPHEN R. NELSON
                                             -----------------------------------
                                             Name:            Stephen R. Nelson
                                             Title:           Attorney-in-Fact


                                    MOORE CAPITAL MANAGEMENT, INC.



                                    By:      /S/ STEPHEN R. NELSON
                                             -----------------------------------
                                             Name:            Stephen R. Nelson
                                             Title:           Attorney-in-Fact


                                    MOORE GLOBAL INVESTMENTS, LTD.



                                    By:      /S/ STEPHEN R. NELSON
                                             -----------------------------------
                                             Name:            Stephen R. Nelson
                                             Title:           Attorney-in-Fact